Exhibit 10.1

No. 93062010280056

SPD BANK (Shanghai Pudong Development Bank)

Working Capital Loan Agreement

Exhibit 10.1

Working Capital Loan Agreement

Borrower:	Goldenway Nanjing Garment Co., Ltd.
Lender:	Shanghia Pudong Development Bank Co., Ltd., Nanjing Branch

Whereas:
The Borrower for financing applies with the Lender for a loan of Working Capital; upon examination the Lender agrees to grant a loan in the light of the terms and conditions of the Agreement. To specify the rights and obligations of both Parties, now according to the relating laws, regulations and rules of the People’s Republic of China, throught the consultation and agreement of the Parties, the Agreement is signed for the Parties to abide by.
At the same time, the Borrower and Lender confirm the following Primary Condition:
The Agreement is a independent credit document signed between the Borrower and the Lender (In case Borrower and the Lender have not reached a financing quota agreement)

Part One        Business Terms

1.	Loan Category: Short-term cerculation fund loan
2.	The loan amount under the Agreement is RMB10,000,000.00
3.	The specific usage of the loan under the Agreement is cerculation and financing
4.	The life of loan under the Agreement is from Dec 10, 2010 to Dec 10, 2011.
The actual drawing date and repaying date are the dates recorded in the receipt made by the Lender and the Borrower. The last time repayment shall not pass the life of loan stipulated in the Agreement. The receipt is a inseparable part of the Agreement.
5.	The interest rate of the loan under the Agreement is:
(1)	For RMB: Decided upon the signing of the Agreement as 5.56%.
(2)	For Foreign Currencies: Void
(3)	Interest Settlement
By seasons i.e. on every 20th of the last month of a season.
For repayment or interests paying in installments, the last paying shall clear both the capital and the interest.
(4)	The adjustment of the interest rate of the RMB loan under the Agreement:
Before the grant of the RMB loan under the Agreement, if Bank of China adjusts the basic interest rate of loans, the basic interest rate for the granting is subject to the basic interest rate of People’s Bank of China of the same class in the same term in which the date of granting falls in; after the loan under the Agreement is granted, if Bank of China adjusts the basic interest rate of loans, the basic interest rate for the granting is not to be adjusted.
(5)	Void
6.	The default interest rates under the Agreement are:

Exhibit 10.1

(1)	The overdue default interest rate is the loan interest rate on the date of the overdue added by 30%.
(2)	The appropriation default interest rate for usages of the loan not stipulated in the Agreement is the loan interest rate on the date of the appropriation added by 50%.
7.	The drawing date of the loan under the Agreement is December 10, 2010.
8.	The drawing plan of the loan under the Agreement is as the following:
Drawing RMB40,000,000.00
9.	The repaying plan of the loan under the Agreement is:
December 10, 2011 repaying RMB40,000,000.00
10.	Void
11.	Void
12.	Account opening
Non-professional mode:
(1) The common settlement account opened by the Borrower at the Lender:
Opening Bank: SPD BANK North-West Branch
Account Name: Goldenway Nanjing Garment Co., Ltd.
Account Number: 93060155300000366
(2) The capital withdrawal account opened by the Borrower at the Lender:
Opening Bank: SPD BANK North-West Branch
Account Name: Goldenway Nanjing Garment Co., Ltd.
Account Number: 93060155300000366
13.	The Lender is entrusted to pay: If the payee is definite and a single payment amounts over RMB30,000,000.00 a loaner-entrusted-payment mode shall be adopted.
14.	Void
15.	The guarantor confirmed by the Lender to guarant the debt under the Agreement and the Guarany Agreement include:
Mortgagor: Goldenway Nanjing Garment Co., Ltd. Mortgage Agreement Number YD9306201028005601
16.	Void
17.	Void
18.	Void
19.	The Agreement is made in Four Copies, of which one is held by the Lender, two are held by the Borrower, one is held by the Real Estate Managing Bureau, each has the same legal force.

Part Two        General Terms

Term One  Loan

1.
The borrower irrevocably agrees and confirms that: At any time the drawing of the loan under the Agreement is subject to the full jurisdiction of the Lender; the loan is subject to periodic or aperiodic checkings on dates decided by the Lender’s full jurisdiction, whence to decide whether to continue to lend to the Borrower any fund in any form; despite other existing stipulations in the Agreement or any other ducuments, the Lender has the right at any time to demand the Borrower to settle all the loans immediately. The Lender also has the right to teminate immediately or suspend all or a part of the loan, to undo any further usage of the loan borrowed, not needing to notify the borrower in advance.

Exhibit 10.1

2.
The loan under the Agreement shall be used for the purpose stipulated in the Agreement, the Lender shall not approriate, crowd out the loan to invest in real estate, shareholding, etc., shall not use the loan in field or for the purpose prohibited by the state, or in activities not in conformity with the usage of loan for circulating fund.

Term Two     Loan Interest Rate and Its Calculation

1.
Except for other stipulations in the Agreement, the loan interest is collected from the date when the Lender grants the loan according to the actual amount drawn and the number of days it is used. The number of days include the first day and do not include the last day. Daily interest rate = monthly interest rate / 30, and monthly interest rate = yearly interest rate / 12.

2.
The Lender has the right to collect interests for due (“due” in the Agreement also means the situation where the Lender announces a loan is due ahead of schedule) loan capital, from the date it was due, according to the interest rate for due loan stipulated in the Agreement by the number of days it had been due, until when the Borrower had paid off both the capital and the interest.

3.
If the Borrower had used the loan capital for purposes other than what is stipulated in the Agreement, the Lender has the right to collect interests for the amount used in violation, from the date of the violation, according to the penalty interest rate for appropriation stipulated in the Agreement by the number of days of the violation, until when the Borrower had paid off both the capital and the interest.

4.
The Lender has the right to collect a compound interest on the interest paying date stipulated in the Agreement for interest not paid by the Borrower timely (including normal interest, overdue penalty interest, appropriation penalty interest), from the date of it was overdue, according to the penalty interest rate for overdue payment on the interest paying date (the next day of the expiry date for interest) stipulated in the Agreement, and it is calculated by the number of overdue days.

5.	Interest Rate Marketization and Market Paralysis
(1)
After the loan under the Agreement is granted, if Bank of China carries out a marketization policy for loans of RMB, the Lender and the Borrower shall negotiate to decide a interest level. If no agreement is reached within 5 bank working days after starting the negotiation, the Lender shall pay off all the capital and interest within 30 days after the failure to reach an agreement. (this is applicable to RMB)

(2)
After the loan under the Agreement is granted, if at 11 o’clock (London Time) a.m. on the quoting day of the related interest no related bank quotes intrest rates on the US Dollar deposit to the major banks on the call market of inner London banks, the Lender shall negotiate with the Borrower to determine a substitute interest rate. If no agreement is reached within 5 bank working days after starting the negotiation, the Lender shall pay off all the capital and interest within 30 days after the failure to reach an agreement. (this is applicable to foreign currencies)

Exhibit 10.1

Term Three      Drawing the Loan

1.	Before the first-time drawing, the Borrower shall meet the following conditions, but the Lender has no obligation to check the authenticity of the following ducuments or conditions:
(1)	To produce a Drawing Application Form (as attached to the Agreement) by the time and manner stipulated in the Agreement, a fill-out Borrowing (Loan) Certificate and other documents needed;
(2)	The Agreement and the corresponding Guaranty Agreement (if any) have been signed and keeps to be effective, and the guaranty right has been effectively set up;
(3)
To present the currently effective and Business Certificate, Company Rules, Financial Statements immediately before the drawing date (including but not limited to the annual financial report of last year and the statement of current term which have been audited by a registered accountant);

(4)
To produce the Borrowing Resolution made by Board of Directors / Shareholders or other organizations with equal effectiveness, an Authorization by the Legal Representative to his authorized representative and the original samples of the signatures of the Legal Representative and the authorized representative;

(5)	The Borrower has opened a related account at the Lender’s according the request of the Lender;
(6)	The Borrower has fulfilled the obligations under the Agreement, no violation is made on any terms in the Agreement;
(7)	Documents and conditions required by the Lender from time to time.

2.
Other than the first-time drawing, before every time of the drawings, the Lender shall meet the following conditions, but the Lender has no obligation to check the authenticity of the following ducuments or conditions:

(1)	To produce a Drawing Application Form (as attached to the Agreement) by the time and manner stipulated in the Agreement, a fill-out Borrowing (Loan) Certificate and other documents needed;
(2)	The Borrower has fulfilled the obligations under the Agreement, no violation is made on any terms in the Agreement;
(3)	Documents and conditions requried by the Lender from time to time.

3.	Drawings
(1)
The Lender shall draw one-off or in stallments according to the drawing plan under the Agreement, and produce a Drawing Application (see attachment 1 or 2) 3 bank working days before every drawing date to complete the drawing procedure.

(2)
In cases the Borrower needs to delay or change the drawing date, he shall get the consent of the Lender 3 bank business days before the drawing date expires, and pay the interest loss suppered by the Lender therefrom (the interest loss = the interest accrued during the delayed period – interest on current account in the same term.

Exhibit 10.1

(3)
In cases the Borrower demands to cancel all or a part of the undrawn loans, he shall apply with the Lender 3 bank business days before the fixed drawing date or the expiring date of drawing, and the cancellation is only possible with the consent of the Lender.

(4)
At the fixed drawing date or within the drawing period, if no drawing procedure is completed or no application is made for delayed drawings, the Lender may notify the Borrower to finish the related procedures within 3 bank business days; if not finished within the time limit, the Lender has the right to cancel the undrawn loan.

(5)
Depite the aforementioned stipulations in this term, only if the loan is not granted yet, the Lender has the right to refuse the drawing application by the Lender and cancel all or a part of the loan under the Agreement.

Term Four       Account Opening and Its Management

1.
When the Lender signs the Agreement, he shall have opened a common settlement account and a capital withdrawal account (see the Part One of the Agreement), and a specific Working Capital loan account (if any) as stipulated by the two Parties. The Lender agrees that the Lender monitors the aforementioned accounts.

2.
If a specific Working Capital loan account is not opened, the common settlement account is used to check the granting of the loans applied by the Borrower with the Lender and the payment of the loaned fund.

In the case a specific Working Capital loan account is opened, the account is used to check the granting of the loans applied by the Borrower with the Lender and the payment of the loaned fund, the interest on the fund in the account is calculated as current deposit. The Borrower agrees that besides the seal reserved by the Borrower for the specific Working Capital loan account, a Lender’s supervision seal for Working Capital and loan fund also needs to be reserved. Without a written consent of the Borrower, the Lender shall not freely alter the the reserved seals for the specific Working Capital loan account
3.
The Borrower confirms that the capital withdrawal account constitutes a income account and a repayment reserve account under the Agreement. The cash flow of the Borrower’s income or his integral cash flow shall be deposited in the capital withdrawal account.

The Borrower assures that on every captial and interest repaying date and within the 3 days before it, the balance fund in the Borrower’s capital withdrawal account is not less than the amount the Borrowers shall repay of the capital and the interest in the same term. The Borrower also agrees that on every captial and interest repaying date and within the 3 days before it, the Lender has the right to astrict or refuse Borrower’s paying actions which may make the balance fund in the capital withdrawal account to be less than the amount the Borrowers shall repay of the capital and the interest in the same term, such to ensure the balance fund in the capital withdrawal account is sufficient to pay the amount the Borrowers shall repay of the capital and the interest in the same term.
The Lender has the right to monitor the capital withdrawal account, and when any abnormality occurs in the capital flow of the account, the Lender has the right to have the Borrower to find out the cause and adopt matching measures.

Exhibit 10.1

Term Five       Payment Supervision

1.
The Borrower agrees that, the Lender has the right to manage and control the payment of the loaned fund through the manners of Lender-entrusted payment or/and Lender-determined payment, in order to supervise that the loaned capital is used for the purposes stipulated in the Agreement.

Lender-entrusted payment, means that the Lender, upon the Borrower’s drawing applications or paying entrustment, pays the loaned fund to the business counterpart of the Lender for the usage stipulated in the Agreement through the Borrower’s account.

Lender-determined payment, means that after the Lender, upon a Borrower’s drawing application, grants the loaned fund into the Borrower’s account, the Lender pays the loaned fund himself to his business counterpart for the usage stipulated in the Agreement.

2.
The Lender agrees that, if the Lender and the Borrower have newly established a credit business relation and the Lender has a common credit status, or the payee is specific and a single payment amounts over the stipulated amount (see Part One of the Agreement), or other situations confirmed by the Lender, a Lender-entrusted paying mode shall be adopted.

When a Lender-entrusted paying mode is adopted, the Lender has the right to check whether the payee, paying amount etc. stated by the Lender are in conformity with the cirtifying documents such as the business contract, in the light of the loan usage stipulated in the loan contract. If it is agreed after the checking, the Lender pays the loaned fund to the business partner of the Lender through the account of the Borrower.

3.	When the Borrower applies with the Lender for a outgoing payment, he shall produce the cirtifying documents that meet the requirement of the Lender, including but not limited to:
(1)	What cirtifies the usage of the payment is in conformity with the usage stipulated in the Agreement;
(2)	Business contract and written documents that truly reflects the paying obligations of the Lender;
(3)	If a receipt is not obtained at the time of payment, the Borrower shall make the and provide it after the payment is done.
(4)	Legal and effective paying certificate.
(5)	Other documents to be provided as required by the Lender.

4.
If a specific circulating fund account is not opened, the Lender shall produce a drawing application to the Lender 3 bank business days before the planned drawing, and comment on whether to adopt a Lender-entrusted payment or a Lender-determined payment. The Lender confirms that, the borrower has the right to check whether the related documents provided by the Borrower are in conformity with the paying conditions stipulated in the Agreement, and has the power to decide a paying mode of the loan.

Exhibit 10.1

To open a specific circulating fund loan account, and to adopt a Lender-entrusted paying mode, the Lender shall provide to the Lender a paying application (see attachment 3 of the Agreement) stamped with the reserved seal of the Lender 3 days of the bank business day before the paying date, and the Lender has the right to check whether the related documents of the Borrower are in conformity with the paying conditions of the Agreement. If it is agreed through the check by the Lender, the payment shall be made with a circulating fund loan capital supervision seal stamped on the paying instrument. If a Borrower-determined paying mode is adopted, the Borrower shall provide to the Lender a paying application (see attachment 3) and other documents 3 bank business days in advance, and the Lender has the right to check whether the related documents provided the Lender are in conformity with the conditions stipulated in the Agreement. If it is agreed through the check of the Lender, the Borrower shall fill in the paying instrument (each amount of the accumulated paying instrument shall not be more than the Lender-enstructed amount stipulated in the Agreement). After checking, the Lender stamps a circulating fund loan capital supervision seal on the accumulated paying instrument, and transfers the corresponding capital to the common settlement account of the Borrower.
5.
If a Borrower-determined paying mode is adopted, the Lender shall produce a accumulated report on the self-determined paying situation to the Lender monthly. The Lender has the right to check whether the loan payment of the Borrower is in conformity with the arranged usage and the stipulated paying mode through account analysis, instrument examination, on-the-spot inspection, etc.

6.	The Borrower confirms that, he shall pay the Lender a transferring fee accurred from paying the loan capital, which can be deducted from the related account directly.
7.
During the granting and paying procedures, in each of the following cases, the Lender has the right to require the Lender to renew the drawing and paying conditions, or to alter the loan-paying mode, to stop the granting of paying of the loan fund:

(1)	The credit status declines;
(2)	The profit-making force of the main business is not strong;
(3)	The loan capital usage shows abnormity.

Term Six      Repayment

1.
The Borrower shall repay the capital and the interest of the loan and the related expenses timely and fully in the light of the repaying plan stipulated in the Agreement, and the Borrower hereby irrevocably accredits the Lender to have the right to automaticly transfer the aforementioned claimed amount from the account he had opened at the Lender’s when the loan reaches the expiring date or the conditions are met under the Agreement.

2.
When the Borrower repays the loan in advance, he shall notify the Lender and get the Lender’s consent 10 bank business days before the anticipated repaying date. Without a written consent beforehand, the Borrower shall repay the capital and pay the interest in the term stipulated in the Agreement. For the part of loan repaid in advance without a written consent of the Lender, the Lender shall collect a certain sum of penalty from the Borrower at a time (see Part One of the Agreement).

Exhibit 10.1

The repayment in advance with the consent of the Lender, is deemed to be a loan expiring in advance. Under such the Lender also has the right to demand the Lender to pay a certain sum of penalty in the light of the stipulations of the Agreement (see Part One of the Agreement)
For a loan repaid in advance, the interest shall be calculated according to the actual number of days within which the loan is used and the interest shall be repaid together with the capital. The capital amount repaid in advance shall not be less than the limited stipulated in Part One of the Agreement; the capital repaid shall offset the loan capital in a reversed order to the repaying order of the repaying plan.
3.
When the Borrower fails to repay the loan timely due to justifiable cause, he shall apply with the Lender for a extension ot the loan 30 bank business days before the repaying date stipulated in the Agreement, and prepare the necessary documents to the extension procedure. If the loan under the Agreement has guaranty, mortgage or pledge, he shall provide a written agreement to the guarantor, mortgager or pledger. It is decided by the Lender whether to extend the loan term, if the Lender fails to apply for an extension or the applicatin gets no approval by the Lender, the loan is transferred into the overdue loan from the next day of the expiring date of the loan.

Term Seven       Statement and Assurance

The Borrower makes the following statements and assurance to the Lender, and the statements and assurance are made at the same time when the Agreement is signed, and is effective throughout the term of the Agreement.

1.
The Borrower is an independent legal entity, and has the necessary rights and capabilities, and is able to perform the obligations of the Agreement in the name of himself and assume the civil responsibilities independently.

2.
The Borrower has the right to sign the Agreement, and has completed all the authorization and approval by the board of shareholders, board of directors and other appreciate authorized organizations, which are needed to sign the Agreement and perform the obligations under the Agreement. All the terms and conditions are the intension expressed in genuine of the Borrower, and has the legal binding on the Borrower.

3.
The signing and perfoming of the Agreement violate no laws the Lender abides by (the laws under the Agreement include the laws, regulations, rules, local rules, and legal expressions, and the same is for the following), the related documents, verdicts, arbitraments do not contradict with the business rules of the Borrower or any contract, agreement ever signed by the Borrower, or any other obligations assumed by him.

4.
The Borrower guarantees that all the financial statements (if any) made by him are in conformity with the law of the People’s Republic of China (for the purpose of the Agreement they do not include the laws of Hong Kong, Macao special administration regions and Taiwan region), the statements are true, complete, and fair in reflecting the financial status of the Borrower; and all the information the Borrower provided to the Lender, including all the information, documents, data of himself and the guarantor during the performance of the Agreement are true, effective, accurate, complete without any concealment or omit.

Exhibit 10.1

5.
The Borrower abide by the honest and credit principles when signing and performing the Agreement, and all the information the Borrower provided to the Lender, including all the information, documents, data of himself and the guarantor during the performance of the Agreement are true, effective, accurate, complete without any concealment or omit.

6.
The Borrower guarantees that he completes all the filing and registrating procedures in order to keep the Agreement effective and able to be performed by law and pays all the taxies and expenses therefore.

7.	The business stauts and the financial status of the Borrower have not changed gravely since the last audited financial statement was released.
8.
All the business activities strictly abide by the law and the regulations, and are conducted strictly according to the Borrower’s business license and the laws, and registration and annual inspection procedures are completed in time, the production or business is legal and complies with the regulations, and has the ability of continuous operation, and has legal resources to repay.

9.	Do not abandon any due claims, and do not dispose of the current property in a voluntary or other improper ways.
10.	The Borrower has revealed to the Lender what he knows or what he should know, and important facts and status for the Lender to decide whether to grant the loan.
11.
The Borrower confirms that, no overdue payment occurred or should occur on the signing date of the Agreement or during the performance of the Agreement, including but not limited to the salary of employees and medical and disability subsidies, comfort and compensation, etc.

12.	The Borrower assures that he has a good credit status and has no bad record.
13.	The Borrower assures that no situation or evernt will cause or may cause major negative effect to the Borrower’s performing ability of the Agreement.

Term Eight         Stipulations

It is stipulated by the Borrower and the Lender as follows:

1.
The Borrower assures to operate by the law, and use the loan as stipulated in the Agreement, and not to appropriate it. The Borrower shall provide all kinds of financial statements including monthly, annual statement as required by the Lender, and actively cooperate with the Lender to supervise the usage of the loan and the Borrower’s business status. The Lender may inspect and supervise the loan usage at any time.

2.
The Borrower shall repay the capital and interest under the Agreement according to the time, amount, currency and interest rate stipulated in the Agreement, application, Borrowing (Lending) Instrument, all of which are actually recorded in the Borrowing (Lending) Instruments.

3.
The Borrower assures that, once major and unfavoring events occurred which might be enough to impair the Guarantor’s financial status or his ability to perform the guaranty obligations, the Borrower shall provide a new guarantor confirmed by the Lender timely.

Exhibit 10.1

4.	The Borrower promises that, before obtaining a written agreement for the Lender, no following action shall be adopted:
(1)	Selling, giving, leasing, lending, transferring, pledging, mortgaging all or a part of his major property or in whatever other way.
(2)
Agreementing, leasing, co-operating, investing outward, shareholding-changing, amalgamating (merging), joint-venturing (cooperating), division, share-transferring, substantial increasing of claimed financing, setting up susidiaries, transferring proper right, reducting capital, business-terminating, disolving, bankruptcy applicating, re-structuring and other conducts which may affect the repaying ability of the Borrower.

(3)	Modifying company charter or other document of the company set-up, changing the business scope or the main business of the company.
(4)	A guaranty provided by a third party which render major and unfavoring effects on his financial status or his ability to perform the obligations under the Agreement.
(5)	Clearing off other long-term claims.
(6)
Signing the contracts/agreements which have major and unfavoring effects on the ability of the Borrower in performing the obligations under the Agreement, or assuming other obligations with the same effects.

5.
The Borrower promises that, whenever the following evernts occur, he shall notify the Lender on the days of the occurrence, and delivers the written notice 5 bank business days after the evernt to the Lender (with official seal stamped):

(1)	Occurrence making the statements made by the Borrower under the Agreement untrue, inexact or ineffective.
(2)
The Borrower or his holding shareholder, actual controller or correlating person involve in a lawsuit, arbitration or detention, cealing-up, freezing, or enforcement of his property, or are enforced other measurs with same effects, or his legal person/person in charge, director, monitor or senior manager involves in a lawsuit, arbitration or other enforcement.

(3)	The legal representative of the Borrower or his authorized agency, person in charge, major financial chief, address, company name, office location has changed.
(4)	To be re-structured through the application of other creditors, bankrupt or be canceled by a superior organization.
(5)	Occurrence of other major and unfavoring events enough to affect the repaying ability of the Borrower.
6.
The Borrower promises not to violate the normal repaying order and repay other loans with priority, and nor now neither in the future would sign any contract or agreement which shall render the loan under the Agreement to be in a subordinate status.

7.
The Borrower to the best of his ability repays the capital and interest under the Agreement in the same currency. If in a different currency, he shall by himself, or authorizes an agency to exchange the one into the currency of the loan to repay the capital and the interest in the light of the Deducting and Transferring Stipulation under the Agreement. The expences of which are to be born by the Borrower. When the Guarantor repays for the Borrower in a different currency, it is subject to the Deducting and Transferring Stipuation, all expenses occurred are born by the Borrower.

Exhibit 10.1

8.
When the guaranty under the Agreement meets with specific situation or has specific changes, the Borrower shall provide the Lender other guarantee according to the requirement of the Lender. The specific situation or specific change includes by are not limited to the stopage, suspension, disolvement, stopage for retification, revocation of the business license or to be canceled, to be canceled or re-structured through application, bankruptcy, major changes in business or financial situations, involvement in major lawsuit or arbitration, legal representative, director, monitor or senior manager invlove in lawsuit, the devaluation or the pledge, or a possiblity or revaluation or to be concealed or to be preserved, there is violation under the guaranty contract and a demand to disolve the guaranty contract, etc.

9.
The Lender has the right to have a on-the-spot or non-on-the-spot due diligence investigation on the Borrower, to have a after-loan investigation on the Borrower about his business situation, financial situation, loan usage, repaying situation, etc. The Borrower has the obligation to cooperate with the Lender in the loan-paying management, after-loan management and the related inspections.

10.	The Lender has the right to withdraw the capital under the Agreement in advance judging from the captital withdrawal on the part of the Borrower.
11.	Special Stipulations about the Group Customer (applying to group customers)
If the Borrower of the Agreement is one of the Group Customers, the Borrower promises hereunder:
(1)
The Borrower shall report the situation of a related-party transaction involving more than 10% of th net property of the credit beneficiary, including: ①The relation between the related parties; ②The transaction item and quality; ③The amount of transactin the ratio;④The pricing policy (including the transactions without amount or with a symbolic amount)

(2)
When the credit beneficiary has one of the following, it is deemed the Borrower’s violation of the Agreement, and the Lender has the right to decide unilaterally whether to cancel the unused credit, and take back a part of all the used credit, or demand the customer to add up to 100% security cash.: ①Providing false information or concealing important financial facts; ②Arbitrarily alter the usage of the credit without the Lender agreed; ③Make use of the false contract between the related parties, with the receivable instrument, receivable account without an actual background, to discount for cash or pledge, to extract funds or credits from the banks; ④Refuse to accept the monitoring or  inspection on the usate of the loaned fund or the related operating and financial situation by the Lender; ⑤Major amalgamation, purchase which seen by the Lender may affect the safety of the credit-giving; ⑥Willingly evade the bank claims through related-party transactions.

Exhibit 10.1

Term Nine    Deducting and Transferring Stipulations

1.
The Borrower agrees that, when the first debt is due which is related to the loan of the Agreement, the Lender has the right to directly deduct and transfer the Borrower’s fund in his premium account and/or capital withdrawal account opened at SPD Bank to pay for the debt. When the fund in the premium account and/or capital withdrawal account is not sufficient to pay for the debt, the Lender has the right to deduct and transfer the Borrower’s fund at any branches of SPD Bank.

2.
Except for other stipulations by the organizations of the state, the order of the clearing off with the deducted fund shall be firstly repaying the unpaid due expenses, then the unpaid due interest, finally the unpaid due capital.

3.	If the deducted fund is in a different currency than the fund cleared off, then the following measures are taken:
(1)	If the loan is RMB, then the currency is exchanged into RMB to clear off the capital and the interest at the RMB buying exchange rate publicized at the time when the fund is deducted.
(2)
If the loan is not in RMB, and the deducted currency is in RMB, then the RMB is exchanged into the deducted currency clear off the capital and the interest at the RMB selling exchange rate publicized at the time when the fund is deducted.

(3)
If the loan is not in RMB, and the deducted currency is not in RMB either, then the deducted currency is firstly exchanged into RMB at RMB buying rate at the deducting time, and then the RMB is exchanged into the loan currency at the RMB selling exchange rate publicized at the time when the fund is deducted, to clear off the capital and interest.

Term Ten      Financial Claim Certificate

The Lender, according to his consistent business convention, keeps the related accounts related to the business activities involving the Agreement on his accounting books, to certify the loan amount of the Lender. The Borrower admits that the effective instrument of the loan in the Agreement is subject to the record and instrument issued according to the Lender’s business regulations.

Term Eleven        Notification and Its Delivery

1.
The notification from a Party of the Agreement to another Party, shall be delivered to the address listed on the page bearing the signatures, until a written notice of the address alteraton is made by the other Party. Only if the notification is delivered to the above-mentioned addresses, then it is deemed to be arriving on the following dates: If it is a letter, then it is deemed to be arrving on the 7th bank business day after it was delivered to the main business address with registered mail; if it is delivered by a special trip, then it is deemed to be the date when the receiver signed the receipt; if it is a fax or e-mail, then it is the sending date of the fax or the e-mail. But all the notifications, requests, or other communications shall be deemed to have arrived when the Lender actually got them. And when all the notifications, requirements are sent by a fax or an e-mail, the original (stamped with a seal) shall be sent to the eye of the Lender or mailed to him to have be confirmed.

Exhibit 10.1

2.
The Borrower agrees that, any subpena or notification delivered to him for a lawsuit, only if it is delivered to the main business address listed on the signature page of the Agreement, are deemed to be delivered already. Any change in the address of the aforementioned is not effective to the Lender except it was notified to the Lender in advance.

Term Twelve        Effectiveness, Alteration and Release

1.
The Agreement is effective when the Borrower and the Lender put their official seals on it and have their legal representatives (perosn in charge) or his authorized agency sign and stamp the seal on it, until all the claims are cleared off under the Agreement.

2.
As soon as the Agreement is effective either Party of the Agreement shall not artitrarily alter or relieve it in advance. If a alteration or relief is needed, then an agreement shall be reached through the two Parties and it shall be in writte.

Term Thirteen          Default and Treatments

1.	Default
Any of the following events constitutes a default by the Borrower to the Lender:
(1)
Any statement or promise made by the Borrower in the Agreement any notification, authorization, ratification, consent, certification or other documents made according to the stipulations under the Agreement are not true or are misleading, or are proved to be such, or are confirmed to be ineffective or cancelled or without legal force.

(2)	The Borrower has breached the “other events stipulated by the Parties” (if any) or any stipulation in Term Eight of Part Two.
(3)
The Borrower caused major cross default, including but not limited to the fact that the Borrower violates any agreement of any loan contract, agreement he signed; or the Borrower fails to pay the due debts under other loan contract, agreement.

(4)	The investor of the Borrower flights the capital, remove the property or arbitrarily transfers is stock right.
(5)	The guarantor is or will not be capable to provide a guaranty for the loan, or violates the guaranty ducument signe by himself.
(6)
The Borrower shuts up the business, stops the business, closes, recalls, liquidates, is taken over or taken into custody, or is dissolved, has business license revoked or canceled or goes into bankruptcy.

(7)
Deterioration of the financial status of the Borrower of the Guarantor, grave difficulties occurrs in the operation, other events of situations which have adverse effects on his normal business, financial situation or repaying abilities.

Exhibit 10.1

(8)
The Borrower or his holding shareholder, actual controler or his related party involves in major legal cases, arbitrations, or their major properties are destained, sealed, frozen, enforced or are subject to other measures which are equally effective legally, causing adverse effects on the repaying ability of the Borrower.

(9)	Failure in use the loan as stipulated or grant the loan in a stipulated way.
(10)	The documents provided to apply for the loan are fauls and misleading.
(11)	To be in disconformity with or surpassing the limitation of the related financial targets stipulated in the Agreement.
(12)	Abnormity occurrs in the caplital flows in the normal settlement account / capital withdrawal account.
(13)	The borrower has acted to violate the Agreement or sufficiently to hamper the normal performance of the Agreement, or damage other proper interest of the Lender.
2.	The Treatment
(1) When one or a number of the situations listed in the foregoing term occur, the Lender may take one or a number of the measures listed below:
①To demand the Borrower to rectify in a limited time;
②To cancel the unused loan quota of the Borrower, to stop to grant and pay the unused loan of the Borrower;
③To announce all or a part of the capital immediately expire in advance under the Contrat, and demand the the whole or a part of the loan to be repaid, and the interest owned cleard, and pursue the Guarantor or the Borrower immediately though varies forms.
④To collect panalty over the overdue loan and the crowded-out loan, and collect compound interest;
⑤To deduct from any account in SPD Bank opened by the Borrower.
⑥To demand the Borrower to supplement conditions for granting and paying the loans, or to alter the loan paying mode.
⑦To demand the Borrower to provide other guaranty reaffirmed by the Lender;
⑧Other neccessory measures according to the law;
(2) Besides the aforementioned measures, the Lender also may demand the Borrower to assuem a defaul responsibility, and demand the Borrow to pay a penalty (the calcualation of which could be seen in Part One of the Agreement). If the penalty is not enough to compensate the loss sustained by the Lender, the Borrower should compensate the Lender all the loss sustaine therefrom.
(3) If the Borrower fails to repay the capital and the interest in full timely, he shall also assume all the expenses to be born by the Lender in order to realize the claim and guaranty right, including but not limited the collection cost, legal cost, notarization fee, announcement fee, legal cost, travel expenses, translation fee and various other payable fees.

Exhibit 10.1

Term Fourteen         Others

1.	Definitions
(1)	The “Whole Claim” under the Agreement referres to the loan capital, interest, penalty and all the costs for the realization of the claims.
(2)	The “Interest” under the Agreement include interest, penalty and compound interest.
(3)
The “Bank Buisness Day” under the Agreement, referres to the normal opening days for company business of the Lender at the location of the Lender, excluding Saturday, Sunday (except the days opened for a holiday adjustment) or other legal vocation days.

2.	Applicabel Law
The law of the People’s Republic of China applies (for the purpose of the Agreement not including Hong Kong, Macao special administrations and Taiwan area), and by which the Agreement is construed.
3.	Dispute
All disputes occurred from the performance of the Agreement are to be resolved through friendly negotiations; if negotiation fails a lawsuit shall be filed with local People’s Court. During the period of the dispute, each Party shall continue to performe all the terms and conditions not involving in the disputed ones.
4.	Miscellaneous
(1)
All matters not referred to and needing supplement, shall be stipulated and recorded in Part One of the Agreement, or be agreed upon in writings, which are a part of the Agreement. The attachment of the Agreement (see Part One of the Agreement) is an indivisible part of the Agreement, and has an equal legal effect of the Agreement proper.

(2)
In the effective term of the Agreement, any grace or delay of any actions by the Lender against the Lender for any breach of the Agreement or any other behaviors, shall not damage, affect, or limit all the rights and interests enjoyed by the the loaner according to the law or the Agreement as a creditor; and not to be a confirmation of the behaviors by the Borrower, and furtherly not to be seen as abandoning the right to take actions against the Borrower for his breaches in the current of future days.

(3)
The ineffectiveness of any of the terms in the Agreement does not affect the effect of other terms. When the Agreement is ineffective for any cause, the Borrower shal assume the responsibility to repay all the debt owed to the Lender. If the above-mentioned occurres, the Lender has the right to terminate the execution of the Agreement immediately, and pursue the Borrower for all the debts owed by the Borrower under the Agreement.

(4)
The Lender has the right to transfer all or a part of the responsibilty / obligation under the Agreement, and under the situations, the transferree enjoys and / or assumes the same rights and obligations as a Party of the Agreement against the Borrower. When the Borrower received the notification about the claim transfer from the Lender, shall assume the responsibilities against the transferree in the light of the stipulations of the Agreement.

Exhibit 10.1

(5)	Except specially stipulated in the Agreement, the attachment of the Agreement has the terms and expressions with the same meanings of those in the Agreement.
(6)	The titles under the Agreement is for the purpose of referrence only and are not the basis to construe the contents under which.

(Void hereunder on the page)

The Agreement is signed by and between the below Borrower and Lender on _____. The Lender confirms that, when the Agreement was signed, the tow Parties had already made expressions and discussions on all the terms and conditions of the Agreement, and there was not doubt about them, and had the correct and exact understandings about the related rights and obligations and duty limitations and exemption terms of the Parties.

The Borrower (Official Seal)	The Lender (Official Seal)

Legal Representative or Authorized Agency	Person in Charge of Authorized Agency
(signature or seal)	(signature or seal)

Major Business Address:	Major Business Address
Post Code:	Post Code:
Tel.:	Tel.:
Fax:	Fax:
e-mail:	e-mail:
contact person:	contact person:
Date: January 4, 2011	Date: December 3, 2010

Exhibit 10.1

Attachement 1
Drawing Application under the
Circulating Fund Loan Agreement
(for the case when no special circulating fund loan account is opened)

SPD Nanjing Branch:

As we had signed with your bank a Circulating Fund Loan Agreement (herein after referred to as the Loan Agreement) numbered 93062010280056 on December 03, 2010, according to the drawing plan stipulated in the Agreement, we are going to draw the first amount of the loan, i.e. RMB 40,000,000.00.
As regulated in the Loan Agreement, the fund shall be paid to the common settlement account of the Borrower opened at SPD named Goldenway Nanjing Garment Co., Ltd. numbered 93060155300000366.
We confirms hereby that, no event or situation occurred untill the issurance date of this Application that constitute a violation under the Agreement. We further confirms that all the statements and promises made in the Loan Agreement and the event promised thereby have been performed in the light of the Loan Agreement and all the pre-conditions stipulated in the Loan Agreement have already been met.

The first drawing will be paid outward as following item 1:
(1)	We have provided the following documents in conformity with the Loan Agreement:
Business Agreement and written documents truly reflecting the paying obligations of the Borrower
Legal and effective paying instrument.

Exhibit 10.1

Your bank inspected the above-mentioned and agreed to transfer the loan capital into the following account of the business partner and in the light of the following requirements:

Numver	Amount	Account Name	Opening Bank	Account
1	7,000,000.00	Chuzhou EG	C.B. Chuzhou	-6883
2	11,200,000.00	Catchluck	C.B.	-4749
3	18,800,000.00	New Talent	C.B.	-7429
4	3,000,000.00	High-Tech	C.B	-8207

We confirms that the paying mode of the above loans shall be subject to what was inspected and confirmed by your bank, and you have the right to inspect and adjust the paying mode according to the stipulations in the Loan Agreement.

Please ratify.

The Applicant (Official Seal)
Signature or seal of the legal representative or his proxy
Year, Month and Date